 As filed with the Securities and Exchange Commission on December ___, 1999
                                                  Registration No. 33-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 BrainTech, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                    92-0168932.
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                        930 West First Street, Suite 102
                 North Vancouver, British Columbia, Canada V7P 3N4
                 -------------------------------------------------
                    (Address of Principal Executive Offices)

                        Stock Option Plan December 17, 1997
                        -----------------------------------
                            (Full Title of the Plan)

                        National Registered Agents, Inc.
                         1090 Vermont Avenue, Suite 910
                                Washington, D.C. 20005
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                  (202) 371-8090
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)


                                   CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
    Title of                                    Proposed         Proposed Maximum
   Securities                Amount         Maximum Offering    Aggregate Offering       Amount of
To Be Registered        To Be Registered    Price Per Share*          Price*          registration fee
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
Common Share, without
par value, subject to
 outstanding options         7,500,000             $0.20              $1,500,000            $417.00
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

* The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(h) based upon the option exercise prices of options granted and outstanding as of the date of filing of the registration statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are hereby incorporated by reference into this registration statement:

         (a) Registration Statement on Form 10-K filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), dated September 15, 1998.
         (b) Annual Report pursuant to Section 13 of the Exchange Act, dated July 6, 1999.
         (c) Quarterly Report pursuant to Section 13 of the Exchange Act dated July 22, 1999.
         (d) Quarterly Report pursuant to Section 13 of the Exchange Act dated August 12, 1999
         (e) Quarterly Report pursuant to Section 13 of the Exchange Act dated November 12, 1999.

         In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Under Article VIII of the By-Laws of the Company, any past or present director, officer, or employee of the Company (or person serving as such for another corporation, as the request of the Company) or a testator or intestate thereof, is entitled to be indemnified by the Company in respect of any expenses (including without limitation attorneys' fees, judgments, fines, and penalties) reasonably incurred by him in defending any civil, criminal or administrative action, suit or proceeding to which he is made a party by reason of his position with the Company (or other corporation at the Company's request). Indemnification is not available to the extent that it is adjudged in such action, suit or proceedings that the officer, director or employee was liable to the Company (or such other corporation) for negligence or misconduct in the performance of duty.

         A judgment or conviction (including a conviction based on a plea of guilty or nolo contendere or its equivalent) shall not itself be deemed an adjudication that the director, officer or employee was liable for negligence or misconduct in the performance of his duties. A person claiming indemnification may have his entitlement determined by:

(a) order of the Court or administrative body having jurisdiction in the action, suit, or proceeding;

(b) a resolution adopted by a majority of the quorum of the Board of Directors of the Company (not counting any director who has incurred expenses in connection with the action, suit or proceeding);

(c) a resolution of the majority of the stockholders of the Company (if there is no quorum of directors available who have not incurred expenses in connection with the action, suit or proceeding);

(d) a resolution of the majority of the directors of the Company entitled to vote at any meeting; or

(e)      any order of any Court having jurisdiction over the Company.

         Any such determination that a payment by way of indemnification should be made is binding on the Company.

         The right of indemnification given under Article VIII of the By-Laws of the Company is not exclusive of any such other right under any By-Law, agreement, shareholders' resolution, provision of law, or otherwise. The provisions of Article VIII apply to any member of any committee appointed by the Board of the Company.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits.

         The Exhibits to this registration statement are listed in the Index to Exhibits on page 6.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia, on December 6, 1999.

                                        BRAINTECH, INC.


                                        By: "Grant Sutherland"
                                            ----------------------------------
                                            W. Grant Sutherland
                                            Chairman of the Board of Directors



                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes W. Grant Sutherland, as attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                             DATE

"Grant Sutherland"          Chairman of                       December 6, 1999
------------------------    the Board of Directors,
W. Grant Sutherland         Principal Financial Officer
                            Principal Accounting Officer

"Owen Jones"                Chief Executive Officer           December 6, 1999
------------------------    and Director (Principal
Owen L.J. Jones             Executive Officer)

                                  EXHIBIT INDEX

----------------------------------------------------------------------------
Exhibit Number         Exhibit
----------------------------------------------------------------------------
4.1                    December 17, 1997 Stock Option Plan
----------------------------------------------------------------------------
5.1                    Opinion letter of William M. Ziering, Attorney at Law
----------------------------------------------------------------------------
25.1                   Consent of KPMG, LLP
----------------------------------------------------------------------------